UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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ACHIEVE LIFE SCIENCES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACHIEVE LIFE SCIENCES, INC.

1040 West Georgia Street, Suite 1030

Vancouver, British Columbia, Canada V6E 4H1

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Achieve Life Sciences, Inc., a Delaware corporation, will be held on May 11, 2021, at 12:00 p.m. Pacific time. In light of COVID-19, and as part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders, stockholders are requested not to attend the Annual Meeting in person and instead to submit Forms of Proxy, appointing the Chief Executive Officer or Chairman of the Board (or their substitute(s)), to ensure they can vote and be represented at the Annual Meeting without attending in person. Proxy voting can be done in advance of the Annual Meeting. For further instructions on remote voting, please see your Proxy Card enclosed. If you wish to listen live to the Annual Meeting the webcast can be accessed at https://www.webcaster4.com/Webcast/Page/2636/40168. Alternatively, you may access the live Annual Meeting by dialing 877-407-8133 (U.S. & Canada) or 201-689-8040 (International).

The Annual Meeting will be held for the following purposes:

1.	To elect seven directors to serve until our next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

3.	To transact such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on March 15, 2021 are entitled to notice of, and to vote at, the Annual Meeting. For 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at our principal executive office at the above address.

By Order of the Board of Directors,

John Bencich

Chief Executive Officer

Vancouver, British Columbia, Canada

March 30, 2021

Whether or not you plan to attend the Annual Meeting virtually, we encourage you to vote and submit your proxy by telephone, via the Internet or by mail. For additional instructions on attending virtually, voting by telephone or via the Internet, please refer to the proxy card. To vote and submit your proxy by mail, please complete, sign and date the enclosed proxy card and return it in the enclosed envelope. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2021

The Company’s Proxy Statement and Annual Report on Form 10-K for the year ended

December 31, 2020 are available at ir.achievelifesciences.com.

ACHIEVE LIFE SCIENCES, INC.

1040 West Georgia Street, Suite 1030

Vancouver, British Columbia, Canada V6E 4H1

PROXY STATEMENT FOR

2021 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement for the Annual Meeting, or Proxy Statement, is furnished in connection with the solicitation of proxies on behalf of the board of directors, or Board of Directors or Board, of Achieve Life Sciences, Inc., a Delaware corporation, or the Company, for use at the Annual Meeting of Stockholders, or the Annual Meeting, to be held on May 11, 2021, at 12:00 p.m. Pacific time for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting.

In light of COVID-19 and to adhere to the continuing public health directives in relation to non-essential travel and public gatherings, and to support the health and well-being of our partners and stockholders, we ask that stockholders submit their proxy by telephone, via the Internet or by mail. You will not be able to attend the Annual Meeting in person.

This Proxy Statement and accompanying proxy card will first be mailed on or about March 30, 2021 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights

Only stockholders of record at the close of business on March 15, 2021, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. At the close of business on March 15, 2021, we had 6,149,917 shares of common stock outstanding.

Each stockholder of record is entitled to one vote for each share of common stock held on the record date on all matters. Dissenters’ rights are not applicable to any of the matters being voted on.

Participating in the Annual Meeting

We will be hosting the Annual Meeting live via Internet webcast. You will not be able to attend the meeting in person. A summary of the information you need to participate in the Annual Meeting online is provided below:

•

Any stockholder may listen to the Annual Meeting via webcast at https://www.webcaster4.com/Webcast/Page/2636/40168. Alternatively, you may access the live Annual Meeting by dialing 877-407-8133 (U.S. & Canada) or 201-689-8040 (International). The webcast will begin at 12:00 p.m. Pacific time on May 11, 2021.

Board Recommendation

Our Board of Directors recommends that you vote:

•	FOR each of the nominees for the Board of Directors, who are, John Bencich, Cindy Jacobs, Donald Joseph, Bridget Martell, Martin Mattingly, Jay Moyes, and Richard Stewart; and

•	FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Voting of Proxies

All shares represented by a valid proxy received prior to the Annual Meeting will be voted, and, if you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card with no further instructions and do not hold your shares beneficially through a broker, bank or other nominee, your shares will be voted FOR each of the nominees for the Board of Directors, FOR the ratification of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and in the discretion of the proxy holders with respect to any other matters that properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

How to Vote Your Shares

YOUR VOTE IS IMPORTANT. Your shares can be voted at the Annual Meeting only if you are represented by proxy, please take the time to vote your proxy.

Stockholders of record, or “registered stockholders,” can vote by proxy in the following three ways:

By Telephone:	Call the toll-free number indicated on the enclosed proxy card and follow the recorded instructions.

Via the Internet:	Go to the website indicated on the enclosed proxy card and follow the instructions provided.

By Mail:	Mark your vote, date, sign and return the enclosed proxy card in the postage-paid return envelope provided.

If your shares are held beneficially in “street” name through a nominee such as a financial institution, brokerage firm, or other holder of record, your vote is controlled by that institution, firm or holder. Your vote by proxy may also be cast by telephone or via the Internet, as well as by mail, if your financial institution or brokerage firm offers such voting alternatives. Please follow the specific instructions provided by your nominee on your voting instruction card.

Please note, that if your shares are held beneficially through a bank, broker or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from the record holder. Should you wish to listen to the Annual Meeting, you can join at https://www.webcaster4.com/Webcast/Page/2636/40168. Alternatively, you may access the live Annual Meeting by dialing 877-407-8133 (U.S. & Canada) or 201-689-8040 (International).

Revocability of Proxies

You may revoke or change any previously delivered proxy (including a proxy sent to you by someone other than us) at any time before the Annual Meeting by:

•	delivering a written notice of revocation to our Secretary at our principal executive office at 1040 West Georgia Street, Suite 1030, Vancouver, British Columbia, Canada V6E 4H1; or

•	delivering a valid proxy bearing a later date or submitting a new later dated proxy.

If you hold shares in street name through a broker, bank or other nominee, you must contact that bank, broker or other nominee to revoke any prior voting instructions.

If you receive a proxy from someone other than us, see “Stockholder Nominations” below.

Quorum

The presence, virtually or by proxy, of at least a majority of the shares of common stock outstanding on the record date will constitute a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Votes Required to Approve Matters Presented at the Annual Meeting

Our directors are elected by a plurality of the votes properly cast at the Annual Meeting. Approval of Proposal Two requires a majority of the votes properly cast at the Annual Meeting.

Broker Non-Votes

For banks, brokers or other nominee accounts, they are entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. For “non-routine” matters, the beneficial owner of such shares is required to provide instructions to the bank, broker or other nominee in order for them to be entitled to vote the shares held for the beneficial owner. Proposal One (election of our directors), will be treated as non-routine matter. If you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on your behalf with respect to this proposal. The approval of Proposal Two (the ratification of the selection of PwC as our independent public accounting firm), will be treated as a routine matter, and, therefore, no broker non-votes are expected to exist with respect to this proposal.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count on all matters to be decided at the Annual Meeting.

Impact on the Vote of Broker Non-Votes and Abstentions

As noted above, broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business at the Annual Meeting. Broker non-votes, as well as abstentions from voting, will not, however, be treated as votes cast and, therefore, will have no effect on the outcome of Proposal One (election of our directors) and Proposal Two (the ratification of the selection of PwC as our independent public accounting firm). As stated above, Proposal Two will be treated as a routine matter, which means that brokers will be able to use their discretion to vote on behalf of the beneficial owner absent instructions from such owners; therefore, no broker non-votes are expected to exist with respect to this proposal.

Solicitation of Proxies

We will bear the cost of soliciting proxies, including preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, via the Internet or by personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to these individuals for such services.

Availability of Proxy Statement and Annual Report on Form 10-K

Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available at www.sec.gov and on our website at ir.achievelifesciences.com. We have provided to each stockholder of record as of March 15, 2021, a copy of our consolidated financial statements and related information, which are included in our Annual Report on Form 10-K for fiscal year 2020. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for fiscal year 2020, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Achieve Life Sciences, Inc., 1040 West Georgia Street, Suite 1030, Vancouver, British Columbia, Canada V6E 4H1, Attention: Investor Relations.

BOARD OF DIRECTORS

General

Directors are elected at each annual stockholders meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Currently, there are nine members of the Board of Directors. However, Scott Cormack and Stewart Parker will not be standing for re-election at the annual stockholders meeting, and therefore, effective as of the annual stockholders meeting, our Board of Directors will consist of seven members. The following table sets forth information with respect to the directors nominated for election at the annual stockholders meeting. The ages of such persons are shown as of March 15, 2021.

Name	Age	Position	Director Since

John Bencich	43	Director and Chief Executive Officer	2020

Richard Stewart	62	Director, Executive Chairman and Chairman of the Board	2017

Cindy Jacobs	63	Director, President and Chief Medical Officer	2021

Donald Joseph	67	Director, Member of the Audit Committee, Compensation Committee and Nominating and Governance Committee	2017

Martin Mattingly	64	Director, Chairperson of the Compensation Committee and Member of the Audit Committee and Nominating and Governance Committee	2010

Jay Moyes	67	Director, Chairperson of the Audit Committee and Member of the Nominating and Governance Committee	2017

Bridget Martell	55	Director	2021

The Board of Directors held a total of ten meetings during fiscal year 2020. During fiscal year 2020, each of our directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors held during the period he or she was a director; and (ii) the total number of meetings held by all committees on which the director served during the period he or she was a member.

Although we do not have a formal policy regarding attendance by directors at annual meetings of stockholders, we encourage directors to attend and, historically, most have done so. All of our directors then in office were in attendance at the 2020 annual meeting.

Pursuant to our Corporate Governance Guidelines, the Board of Directors is required to hold at least four regularly scheduled meetings each year. At least one of these meetings must include budgeting and long-term strategic planning. Each director is expected to attend no fewer than 75% of the total of all meetings of the Board of Directors and meetings of the committees on which he or she serves.

Set forth below are the names of, and information concerning, our current directors.

John Bencich has served as our Chief Executive Officer and member of the Board of Directors since September 2020. Previously, Mr. Bencich served as our Vice President and Chief Financial Officer since August 2014 and as our Executive Vice President and Chief Operating Officer since August 2017. Mr. Bencich joined us from Integrated Diagnostics, Inc., a molecular diagnostics company, where he served as Chief Financial Officer from September 2012 to August 2014. Prior to joining Integrated Diagnostics, he served as Chief Financial Officer of Allozyne, Inc. since July 2011. Mr. Bencich was an independent consultant from November 2010 until he joined

Allozyne. He served as the Vice President, Chief Financial Officer and Treasurer of Trubion Pharmaceuticals, Inc., a publicly traded biotechnology company, from November 2009 until its acquisition by Emergent BioSolutions Inc. in October 2010. Mr. Bencich served as Trubion’s Senior Director of Finance and Accounting from May 2007 through November 2009. From September 2004 to April 2007, Mr. Bencich was an employee of Onyx Software Corporation, a publicly traded software company, where he last served as Director of Finance and Corporate Controller. From 1999 to 2004, Mr. Bencich was an employee of Ernst & Young LLP, an international professional services firm, where he last served as a manager. Mr. Bencich received a B.A. in Accountancy from the University of San Diego and an M.B.A. from Seattle University. Mr. Bencich received his Certified Public Accountant Certification from the State of Washington and held an active license for 17 years. The determination was made that Mr. Bencich should serve on our Board of Directors based on our belief that the Board of Directors have the benefit of management’s perspective and, in particular, that of the Chief Executive Officer, as well as Mr. Bencich’s extensive financial experience.

Richard Stewart has served as our Executive Chairman since September 2020 and our Chairman of the Board, and a director since the consummation of the Merger between OncoGenex Pharmaceuticals, Inc. and Achieve Life Science, Inc. in August 2017 (the “Merger”). Previously, Mr. Stewart served as Chief Executive Officer from the Merger to September 2020, and was Chairman and a director of Achieve Life Science, Inc., from its founding in May 2015, through the Merger. Mr. Stewart is also a founder and a director of Ricanto Limited, a pharmaceutical asset optimization company, since 2009. Mr. Stewart has been Chairman and Chief Executive Officer of Renown Pharma Limited, a central nervous system company focused on Parkinson’s disease, since 2016. Prior to Achieve, Mr. Stewart was Chairman and Chief Executive Officer of Huxley Pharmaceuticals, Inc., a single purpose central nervous system company, during 2009, prior to Huxley Pharmaceuticals, Inc.’s acquisition by BioMarin Pharmaceutical Inc. Mr. Stewart was Chief Executive Officer of Brabant Pharma Limited, a single purpose central nervous system company, from 2013 to 2014 prior to its acquisition by Zogenix Inc. He was a co-founder and Chief Executive Officer of Amarin Corporation plc, a central nervous system company focused on Parkinson’s disease and Huntington’s disease, from 2000 to 2007. Mr. Stewart was a co-founder and Chief Financial Officer, and later Chief Business Officer, of SkyePharma plc, a drug delivery company specializing in controlled release formulations, and held such positions from 1995 to 1998. Mr. Stewart holds a Bachelor of Science degree in Business Administration from the University of Bath. The determination was made that Mr. Stewart should serve on our Board of Directors due to his prior service on boards of directors, and extensive experience and innovations in the field of biotechnology. In addition, Mr. Stewart’s accomplishments provide the Board of Directors with in-depth product and field knowledge.

Cindy Jacobs, Ph.D., M.D., has served as our President since September 2020 and our Chief Medical Officer since August 2008, and a member of the Board of Directors since March 2021. Previously, Dr. Jacobs served as Executive Vice President and Chief Medical Officer of OncoGenex Pharmaceuticals, Inc. from September 2005 to August 2008. Dr. Jacobs is also the founder of Eagles Ridge Executive Consulting LLC., an executive consulting business operating since July 2020. From 1999 to July 2005, Dr. Jacobs served as Chief Medical Officer and Senior Vice President, Clinical Development of Corixa Corporation. Prior to 1999, Dr. Jacobs held Vice President, Clinical Research positions at two other biopharmaceutical companies. Dr. Jacobs has served on the Board of Directors of Renown Pharma Limited since January 2018 and Pacylex Pharmaceuticals Inc. since October 2020. Dr. Jacobs received her Ph.D. degree in Veterinary Pathology/Microbiology from Washington State University and an M.D. degree from the University of Washington Medical School. The determination was made that Dr. Jacobs should serve on our Board of Directors based on our belief that the Board of Directors have the benefit of management’s perspective and, in particular, that of the President and Chief Medical Officer, as well as Dr. Jacob’s extensive clinical and regulatory experience.

Donald Joseph has served as a director since August 2017. He currently serves as Chief Legal Officer and Secretary of Acer Therapeutics Inc., a publicly listed pharmaceutical company, since April 2018. He previously served as an advisor and consultant to biopharmaceutical and global health organizations. He has over twenty years of biopharmaceutical industry experience, including senior management positions in global health non-profit organizations. Mr. Joseph served as the Chief Legal Officer and Board Secretary of Humanigen, Inc.

(previously known as KaloBios Pharmaceuticals, Inc.), a publicly listed company, from June 2013 to November 2015. Prior to Humanigen/KaloBios, he was Chief Executive Officer of BIO Ventures for Global Health, or BVGH, from February to November 2012 and Chief Operating Officer from April 2010 to January 2012. He is a former Chairman and Secretary and director of BVGH. He previously served as general counsel, corporate secretary, and in other senior management roles at publicly held biopharmaceutical companies, including Abgenix and Renovis. Before entering the life sciences industry, Mr. Joseph practiced business law for a number of years in major firms, including as an international partner at Baker & McKenzie, one of the world’s largest law firms. He received his J.D. degree from the University of Texas School of Law, with honors. The determination was made that Mr. Joseph should serve on our Board of Directors due to his experience as an executive officer and director of a number of companies in the life sciences industry, as well as his extensive legal experience.

Martin Mattingly, Pharm.D., has served as a director since June 2010. Since December 2014, Dr. Mattingly has served as a director of TRACON Pharmaceuticals, Inc. Previously, Dr. Mattingly served as the Chief Executive Officer of Trimeris, Inc., a biopharmaceutical company, from November 2007 until its merger with Synageva in November 2011. He also served on the Board of Directors of Trimeris, Inc. from November 2007 until November 2011. From 2005 to 2007, Dr. Mattingly was employed at Ambrx, Inc., a biopharmaceutical company, where he served as President and Chief Executive Officer. From 2003 to 2005, Dr. Mattingly served as Executive Vice President and Chief Operating Officer of CancerVax Corporation, a biotechnology company. From 1996 to 2003, he provided senior leadership in various management positions at Agouron Pharmaceuticals, Inc. and Pfizer, Inc., including serving as General Manager of the Agouron HIV division, Vice President, Product Development Group at Pfizer and Vice President, Global Marketing Planning at Pfizer. Dr. Mattingly holds a Pharm.D. degree from the University of Kentucky. The determination was made that Dr. Mattingly should serve on the Board of Directors as a result of his executive leadership experience in late-stage clinical development, public company expertise, and commercialization and business development experience with pharmaceuticals and biologics.

Bridget Martell, M.A., M.D., has served as a director since March 2021. Dr. Martell has served as Acting Chief Medical Officer of Nobias Therapeutics from August 2020 to present and for Verseau Therapeutics since December 2020. In October 2017, Dr. Martell began working with Kura Oncology, a clinical-stage biopharmaceutical company, where she served as VP, Clinical Development from October 2017 to January 2020, as Acting Chief Medical Officer from January 2020 to August 2020 and as Senior Scientific Advisor since August 2020. Concurrently, Dr. Martell served as Chief Medical Officer of RRD International, a boutique Contract Research Organization from April 2018 to January 2020. From January 2015 to September 2017, Dr. Martell served as Senior Vice President, New Product Development at Juniper Pharmaceuticals, a publicly-held specialty pharmaceuticals company. From October 2011 to April 2013, she was Executive Director, Head Medical Affairs at Purdue Pharma L.P., a privately-held pharmaceutical company. Previous to that, Dr. Martell held leadership roles of increasing responsibility at Pfizer, Inc., a publicly-held biopharmaceutical company from 2005 to 2011. Dr. Martell earned her B.S. in microbiology from Cornell University, her M.A. in molecular immunology from Boston University and her M.D. from the Chicago Medical School. She completed her internship and residency in internal medicine and was an internal medicine chief resident and RWJ Faculty Clinical Scholar at Yale University. Dr. Martell is board certified in both internal and addiction medicine. The determination was made that Dr. Martell should serve on the Board of Directors due to her diverse background of scientific, clinical and leadership experience in the development and success of numerous marketed products across multiple therapeutic categories.

Jay Moyes has served as a director since August 2017. Mr. Moyes has served on the Board of Directors of BioCardia, Inc. since 2011, and on the Board of Directors of Puma Biotechnology, Inc. since 2012. He also served as a member of the Board of Directors of Predictive Technology Group, Inc. from February 2019 to December 2019, Osiris Therapeutics, Inc., from May 2006 to December 2017, and Integrated Diagnostics, a privately held molecular diagnostics company, from 2011 to 2016. Mr. Moyes served as a member of the Board of Directors of Amedica Corporation, a publicly traded orthopedics company, and as their Chief Financial Officer from 2013 to 2014. Mr. Moyes also served as Chief Financial Officer of CareDx, a publicly traded cardiovascular diagnostics company from 2008 to 2009. Prior to that, he served as Chief Financial Officer of Myriad Genetics, Inc., a publicly held molecular diagnostics company from 1993 until his retirement in November 2007. From 1991 to 1993, Mr. Moyes served as Vice President of Finance and Chief Financial Officer of Genmark, Inc., a privately held animal genetics company. Mr. Moyes held various positions with the accounting firm of KPMG from 1979 to 1991. He also served as a member of the Board of Trustees of the Utah Life Science Association from 1999 to 2006. Mr. Moyes holds a Masters of Business Administration from the University of Utah, a Bachelor of Arts in economics from Weber State University, and was formerly a Certified Public Accountant. The determination was made that Mr. Moyes should serve on our Board of Directors due to his experience as a member of the boards of directors of a number of companies in the life sciences industry, as well as his extensive finance and accounting experience.

Mr. Stewart, Mr. Joseph and Mr. Moyes were each appointed to our Board of Directors upon consummation of the merger with OncoGenex Pharmaceuticals, Inc. on August 1, 2017 pursuant to the Agreement and Plan of Merger and Reorganization, dated as of January 5, 2017, by and among OncoGenex Pharmaceuticals, Inc., Ash Acquisition Sub, Inc., Ash Acquisition Sub 2, Inc. and Achieve Life Science, Inc.

Director Independence

Our Board of Directors has determined that Mr. Joseph, Dr. Martell, Dr. Mattingly and Mr. Moyes, are “independent” under the applicable Securities and Exchange Commission, or the SEC, rules and the criteria established by The Nasdaq Stock Market LLC, or Nasdaq.

Relationships Among Directors, Executive Officers and Director Nominees

There are no family relationships among any of our directors, executive officers or director nominees.

Stockholder Communication with the Board of Directors

Stockholders who are interested in communicating directly with members of the Board of Directors, or the Board of Directors as a group, may do so by writing directly to the member(s) c/o Secretary, Achieve Life Sciences, Inc., 1040 West Georgia Street, Suite 1030, Vancouver, British Columbia, Canada V6E 4H1. The Secretary will promptly forward to the Board of Directors or the individually named directors all written communications received at the above address that the Secretary considers appropriate.

Related-Party Transactions Policy and Procedure

Our Audit Committee is responsible for reviewing and approving all related-party transactions and conflict of interest situations involving a principal stockholder, a member of the Board of Directors or senior management. Our Code of Conduct and Business Ethics requires our executive officers and directors to report any conflicts of interest with our interests to our Audit Committee, and generally prohibits our executive officers and directors from conflicts of interest with our interests. Waivers of our Code of Conduct and Business Ethics with respect to an executive officer or director may only be granted by the Board of Directors or, if permitted by Nasdaq and any other applicable stock exchange’s rules, our Nominating and Governance Committee. We do not have a specific policy concerning approval of transactions with stockholders who own more than five percent of our outstanding shares.

Other than as disclosed below and in “Proposal One: Election of Directors” from January 1, 2020 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was or is to be a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of any of these individuals, had or will have a direct or indirect material interest.

Board of Directors’ Committees

The Board of Directors has established separately designated Audit, Compensation and Nominating and Governance Committees to assist it in performing its responsibilities. The Board of Directors designates the members of these committees and the committee chairs annually, based on the recommendations of the Nominating and Governance Committee in consultation with the Chief Executive Officer and the Chairperson of the Board of Directors. The Nominating and Governance Committee reviews committee assignments from time to time and considers the rotation of committee chairpersons and members with a view towards balancing the benefits derived from the diversity of experience and viewpoints of the directors. The Board of Directors has adopted written charters for each of these committees, which are available on our website at ir.achievelifesciences.com under “Corporate Governance.” The chairperson of each committee develops the agenda for that committee and determines the frequency and length of committee meetings.

Audit Committee and Audit Committee Financial Expert

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is currently comprised of Jay Moyes (Chairperson), Donald Joseph, Martin Mattingly and Stewart Parker, each of whom the Board of Directors has determined satisfies the applicable SEC and Nasdaq independence requirements for audit committee members. Ms. Parker is not standing for re-election at the annual stockholders meeting, and therefore, will not serve on the Audit Committee following the annual stockholders meeting. The Board of Directors has also determined that Mr. Moyes is an “audit committee financial expert,” as defined by the applicable rules of the SEC. The Audit Committee held four meetings during fiscal year 2020.

Audit Committee Responsibilities

The Audit Committee is responsible for, among other things:

•	reviewing the independence, qualifications, services, fees and performance of our independent registered public accounting firm;

•	appointing, replacing and discharging our independent registered public accounting firm;

•	pre-approving the professional services provided by our independent registered public accounting firm;

•	reviewing the scope of the annual audit and reports and recommendations submitted by our independent registered public accounting firm; and

•	reviewing our financial reporting and accounting policies, including any significant changes, with our management and our independent registered public accounting firm.

Please see the sections entitled “Report of the Audit Committee” and “Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm” for further matters related to the Audit Committee.

Compensation Committee

The Compensation Committee currently consists of Martin Mattingly (Chairperson), Donald Joseph and Stewart Parker, each of whom the Board of Directors has determined satisfies the applicable SEC and Nasdaq independence requirements. Ms. Parker is not standing for re-election at the annual stockholders meeting, and therefore, will not serve on the Compensation Committee following the annual stockholders meeting. In addition, each member of the Compensation Committee has been determined to be a non-employee director under Rule 16b-3 as promulgated under the Exchange Act. The Compensation Committee reviews and recommends to the Board of Directors the compensation for our executive officers and our non-employee directors for their services as members of the Board of Directors. The Compensation Committee does not have any explicit authority to delegate its duties. The Compensation Committee held five meetings during fiscal year 2020.

In 2020, the Compensation Committee retained Radford, an Aon Hewitt company and a provider of compensation market intelligence to the technology and life sciences industries, to provide a report summarizing relevant benchmark data relating to industry-appropriate peers and make recommendations regarding base salary, target total cash (base salary plus target cash incentives), and terms of long-term equity incentive awards for our executives. No work performed by Radford during fiscal year 2020 raised a conflict of interest.

Please see the sections entitled “Executive Compensation” and “Director Compensation” for further matters related to the Compensation Committee and director and executive officer compensation matters.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Stewart Parker (Chairperson), Martin Mattingly, Jay Moyes and Donald Joseph, each of whom the Board of Directors has determined satisfies the applicable SEC and Nasdaq independence requirements. Ms. Parker is not standing for re-election at the annual stockholders meeting, and therefore, will not serve on the Nominating and Governance Committee following the annual stockholders meeting.

The Nominating and Governance Committee reviews, evaluates and proposes candidates for election to our Board of Directors, and considers any nominees properly recommended by stockholders. The Nominating and Governance Committee promotes the proper constitution of our Board of Directors in order to meet its fiduciary obligations to our stockholders, and oversees the establishment of, and compliance with, appropriate governance standards. The Nominating and Governance Committee held four meetings during fiscal year 2020.

Board of Directors Leadership Structure

Richard Stewart has served as the Chairman of the Board since the Merger and our Executive Chairman since September 2020 and brings extensive executive leadership and experience with the development of our lead product candidate, cytisinicline. John Bencich has served as Chief Executive Officer since September 2020. Mr. Bencich is an experienced financial executive with over 20 years guiding financial strategy in the life sciences and technology industries. Our Board of Directors believes that the current Board leadership structure, coupled with a strong emphasis on Board independence and the role of the lead independent director, provides effective independent oversight of management. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our company. The Board also believes the current separation of the Chairman and Chief Executive Officer roles allows the Chief Executive Officer to focus his time and energy on operating and managing the Company and leverages the Chairman’s experience and perspective.

Lead Independent Director

Donald Joseph has served as our lead independent director since August 2017, and provides an additional measure of balance, ensure the Board’s independence and enhance its ability to fulfill its management oversight responsibilities. As lead independent director, among other responsibilities, Mr. Joseph presides over regularly scheduled meetings at which only our independent directors are present, serves as a liaison between the Chief Executive Officer and the independent directors and performs such additional duties as our Board of Directors may otherwise determine and delegate.

Board of Directors’ Role in Risk Oversight

Consistent with our leadership structure, our management is charged with the day-to-day management of risks that we face or may face and provides our Board of Directors with quarterly risk assessment and mitigation strategy updates, while our Board of Directors and its committees are responsible for oversight of risk management. The Audit Committee has responsibility for oversight of financial reporting related risks, including those related to our accounting, auditing and financial reporting practices. In addition, the Audit Committee annually reviews and assesses the adequacy of our risk management policies and procedures with regard to identifying our management of financial risks, reviews the quarterly updates on these risks that are received from management, and assesses the adequacy of management’s implementation of appropriate systems to mitigate and manage financial risks. Furthermore, under our Code of Business Conduct and Ethics, the Audit Committee is responsible for considering reports of conflicts of interest involving officers and directors. The Nominating and Governance Committee oversees corporate governance risks, including implementing procedures to ensure that the Board of Directors operates independently of management and without conflicts of interest. In addition, the Nominating and Governance Committee oversees compliance with our Code of Business Conduct and Ethics. The Compensation Committee oversees risks associated with our compensation policies, plans and practices. The Audit Committee, the Nominating and Governance Committee and the Compensation Committee each report to the Board of Directors regarding the foregoing matters, and the Board of Directors approves any changes in corporate policies, including those pertaining to risk management.

The Board of Directors has also adopted a Whistle Blowing Policy, which provides a means by which concerns about actual and suspected violations of our Code of Business Conduct and Ethics and other public interest matters are to be reported. We recognize that individuals may not feel comfortable reporting a matter directly to the appropriate persons at the Company and therefore the Whistle Blowing Policy provides a mechanism by which a person may report a matter to Nasdaq OMX Group Corporate Services, Inc., a third party retained by us. Under the policy, the Chairperson of the Audit Committee determines whether and, if so, how an investigation is to be conducted and, together with the full Audit Committee in certain instances, resolves reported violations. In all cases, a report of the outcome is to be made to the Board of Directors.

Risk Assessment of Compensation Programs

We have determined that our compensation policies, plans and practices are appropriately balanced and do not create risks that are reasonably likely to have a material adverse effect on our company. To make this determination, our management reviewed the compensation policies, plans and practices for our executive officers, as well as for all other employees. We assessed the following features of our compensation, plans and practices: design, payment methodology, potential payment volatility, relationship to our financial results, length of performance period, risk-mitigating features, performance measures and goals, oversight and controls, and plan features and values compared to market practices. Based on this review, we believe that our compensation policies, plans and practices do not create risks that are reasonably likely to have a material adverse effect on our company.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during fiscal year 2020 served as one of our officers, former officers or employees nor received directly or indirectly compensation from the Company, other than in the capacity as a member of our Board and Compensation Committee. There was no direct or indirect control by the members of the Compensation Committee of the Company. No member of the Compensation Committee, directly or indirectly, is the beneficial owner of more than 10% of the Company’s equity, nor are they an executive officer, employee, director, general partner or a managing member of one or more entities that are together the beneficial owners of more than 10% of the Company’s equity. The Compensation Committee members are not aware of any business or personal relationship between (i) a member of the Compensation Committee and any person who has provided or is providing advice to the Compensation Committee; and (ii) an executive officer of the Company and any firm or other person who is employed or is employing such person to provide advice to the Compensation Committee. During fiscal year 2020, none of our executive officers served as a member of the compensation committee of any other entity, one of whose executive officers served as a member of our Board of Directors or Compensation Committee, and none of our executive officers served as a member of the Board of Directors of any other entity, one of whose executive officers served as a member of our Compensation Committee. As of January 2018, Cindy Jacobs, our Chief Medical Officer, serves on the Board of

Directors of Renown Pharma Limited, of which Richard Stewart, our Executive Chairman and Chairman of the Board, and Anthony Clarke, our Chief Scientific Officer, are executive officers. Dr. Jacobs does not receive any direct or indirect compensation for serving as a director of Renown.

Director Nomination Process

Director Qualifications

Members of our Board of Directors must have broad experience and business acumen, a record of professional accomplishment in his or her field, and demonstrate honesty and integrity consistent with our values. In evaluating director nominees, the Nominating and Governance Committee considers a variety of factors, including, without limitation, the director nominee’s skills, expertise and experience, wisdom, integrity, diversity, the ability to make independent analytical inquiries, the ability to understand our business environment, the willingness to devote adequate time to Board of Directors’ duties, the interplay of the director nominee’s experience and skills with those of other directors, and the extent to which the director nominee would be a desirable addition to the Board of Directors and any committees of the Board of Directors. The Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of us and our stockholders. Additionally, in accordance with the applicable securities laws and Nasdaq requirements, a majority of the members of the Board of Directors must be “independent.” We do not have a policy regarding diversity, but the Nominating and Governance Committee does and will continue to consider each candidate’s gender, racial, ethnic and sexual identity, experiences and qualities as described above and how these identities, experiences and qualities complement the diversity of the Board of Directors.

Identification of Nominees by the Board of Directors

The Nominating and Governance Committee identifies nominees by first determining the desired skills and experience of a new nominee based on the qualifications discussed above. The Nominating and Governance Committee will solicit names for possible candidates from other directors, our senior level executives and individuals personally known to the directors, as well as third-party search firms. The Nominating and Governance Committee evaluates all possible candidates, including individuals recommended by stockholders, using the same criteria.

Stockholder Nominations

Our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors. The Nominating and Governance Committee will consider nominees properly recommended by stockholders. Stockholders wishing to submit nominations must provide timely written notice to our Corporate Secretary containing the following information:

•	the name and address of the stockholder proposing such business, which we refer to as a Nominating Person;

•	the class and number of our shares that are owned beneficially by the Nominating Person;

•	description of any agreement, arrangement or understanding with respect to Nominating Person and their respective affiliates or associates and each director nominee proposed by the Nominating Person;

•

description of any agreement, arrangement or understanding that has been entered into as of the date of the notice by the Nominating Person, whether or not such instrument or right is subject to settlement in underlying shares of capital stock of ours, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Nominating Person, with respect to securities of the corporation;

•	the Nominating Person is a holder of record of stock of ours entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

•	the Nominating Person intends to deliver a proxy statement and/or form of proxy to holders of a sufficient number of holders of our voting shares to elect such nominee or nominees;

•	with respect to each director nominee proposed by the Nominating Person, such nominee’s written consent to being named in our proxy statement as a nominee and to serving as a director, if elected; and

•

such other information regarding the Nominating Person and each nominee proposed by the Nominating Person as would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations or proxies for election of directors, or would be otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated under the Exchange Act.

To be timely, a Nominating Person’s notice in respect of a director nomination must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices, Achieve Life Sciences, Inc., 1040 West Georgia Street, Suite 1030, Vancouver, British Columbia, Canada V6E 4H1, not less than 90 nor more than 120 calendar days prior to the first anniversary of the previous year’s annual meeting. In the event, however, that the date of the Annual Meeting is more than 30 days before or more than 60 days after the anniversary date, notice must be delivered no more than 120 and not less than 90 days prior to the Annual Meeting or the close of business on the tenth day following the date which public disclosure of the date of such meeting is made.

Hedging and Pledging Prohibitions

As part of our Insider Trading Policy, our employees (including our executive officers) and the non-employee members of our board of directors are prohibited or require pre-clearance approval by our Compliance Officer from: (i) engaging in transactions involving options or other derivative securities on our securities, such as puts and calls, whether on an exchange or in any other market; (ii) engaging in hedging or monetization transactions involving our securities, such as zero-cost collars and forward sale contracts; (iii) engaging in short sales of our securities, including short sales “against the box”; and (iv) using or pledging our securities as collateral in a margin account or as collateral for a loan unless the pledge has been approved by our Compliance Officer.

Code of Ethics

We believe that sound corporate governance policies are essential to earning and retaining the trust of investors. We are committed to maintaining the highest standards of integrity. We have adopted a Code of Business Conduct and Ethics that is applicable to our principal executive officer, our principal financial officer and our principal accounting officer, as well as to all of our other employees and directors, and have posted such code on our website at ir.achievelifesciences.com.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees

The following persons are our 2021 director nominees, each of whom was recommended by the Nominating and Governance Committee and approved by the Board of Directors for nomination at the Annual Meeting:

•	John Bencich

•	Cindy Jacobs

•	Donald Joseph

•	Bridget Martell

•	Martin Mattingly

•	Jay Moyes

•	Richard Stewart

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above. If a nominee is unable to serve or for good cause will not serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. Each nominee has consented to being named in this Proxy Statement and to serve if elected. We do not expect that any nominee will be unable to serve or for good cause will not serve as a director. Each director is elected annually to serve until the next annual meeting of stockholders or until a successor has been duly elected and has qualified.

Biographies of our 2021 director nominees are located above under the heading “Board of Directors – General.”

Director Compensation Overview

The charter of the Compensation Committee provides that the Compensation Committee is to recommend to the Board of Directors matters related to director compensation. The director compensation package for non-employee directors consists of annual cash compensation and stock options exercisable to purchase shares of our common stock. None of our employees who also serve as directors are entitled to receive compensation for service as a director. Therefore, Richard Stewart, John Bencich and Cindy Jacobs receive no compensation for their service as a director. Our director compensation policy for fiscal year 2020 is set forth below under the heading “Director Compensation Policy – 2020 Director Compensation.”

Director Compensation Policy

2020 Director Compensation

As part of its evaluation of compensation levels for the 2020 fiscal year, the Compensation Committee recommended, and the Board of Directors approved the retention of Radford to review compensation levels of our independent directors and committee members. Radford was instructed to benchmark and make recommendations regarding the initial and annual retainer amounts for directors and chairpersons of the Board of Directors and the various committees, as well as the amounts and terms of initial and annual long-term equity incentive awards for directors. On recommendation by Radford in 2020, the equity compensation and cash compensation for non-employee directors in connection with their service on the Board of Directors remains unchanged and is as follows:

•	An annual retainer of $60,000 was paid to the Lead Independent Director and $40,000 was paid to all other non-employee directors. These retainers were paid in quarterly installments. Each quarterly payment was conditioned on the director remaining a director on the date of actual payment, which was typically within 10 days following the completion of the respective calendar quarter.

•

Additional annual cash compensation for the chairpersons and members of each committee as set forth in the following table and paid on the same schedule and on the same terms as the non-employee director compensation described above:

	Chairperson	Other Members
Audit Committee	$15,000	$7,500
Compensation Committee	$10,000	$5,000
Nominating and Governance Committee	$7,500	$3,500

•

Any new director would have received a one-time initial grant of stock options to acquire 5,650 shares of our common stock upon becoming a director, which would vest monthly over three years from the date of grant.

•

Each director that was re-elected by our stockholders at an annual meeting was to receive a grant of stock options to acquire 7,000 shares of common stock. However, in May 2020, the Compensation Committee and Board determined to grant 22,000 stock options based upon the recommendation by Radford after an evaluation of the recent market data and changes in the Company’s capital structure. Each annual stock option vests in full on the earlier of the first anniversary of the date of grant or the date immediately prior to our next annual meeting of stockholders.

Director Compensation Paid for 2020

The following table summarizes all compensation paid to or earned by non-employee directors who served during 2020 as compensation for board service during the 2020 fiscal year. Drs. Martell and Jacobs were appointed to our Board of Directors in March 2021 and are not included in the table below as they did not serve as a director in 2020. Anthony Clarke, our Chief Scientific Officer, as served as a director until September 2020 but received no compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2)	Total ($)
Scott Cormack(3)	40,000	7,714	47,714
Donald Joseph	76,000	7,714	83,714
Martin Mattingly	61,000	7,714	68,714
Jay Moyes	58,500	7,714	66,214
Stewart Parker(3)	60,000	7,714	67,714

(1)

The dollar amounts reflect the aggregate grant date fair value of equity awards granted within the fiscal year in accordance with the Financial Accounting Standards Board, or FASB, Accounting Standards Codification Topic 718 for stock-based compensation. These amounts do not correspond to the actual cash value that will be recognized by the directors when received. Assumptions used in the calculation of the amounts in this column are included in note 10 to our audited consolidated financial statements included in our 2020 Annual Report on Form 10-K. As of December 31, 2020, the following directors had the following number of options outstanding:

•	Scott Cormack: 2,195 options, of which 1,095 were vested as of December 31, 2020.

•	Donald Joseph: 2,132 options, of which 1,032 were vested as of December 31, 2020.

•	Martin Mattingly: 2,123 options, of which 1,023 were vested as of December 31, 2020.

•	Jay Moyes: 2,132 options, of which 1,032 were vested as of December 31, 2020.

•	Stewart Parker: 2,123 options, of which 1,023 were vested as of December 31, 2020.

(2)	These options were granted on May 12, 2020 under our 2018 Equity Incentive Plan and vest 100% on May 10, 2021.
(3)	Mr. Cormack and Ms. Stewart are not standing for re-election at our annual stockholders meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES.

REPORT OF THE AUDIT COMMITTEE

In connection with the consolidated financial statements for the fiscal year ended December 31, 2020, the Audit Committee has:

•	reviewed and discussed the audited consolidated financial statements with management;

•

discussed with PwC, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communication with Audit Committees”; and

•

received the written disclosures and letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with PwC its independence from us.

Based on the Audit Committee’s review of the audited consolidated financial statements and its discussions with management and PwC, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the 2020 fiscal year be included in our Annual Report on Form 10-K filed with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Jay Moyes, Chairperson

Donald Joseph

Martin Mattingly Stewart Parker

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent specifically incorporated by reference in such filing.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for the fiscal year ending December 31, 2021. PwC audited our financial statements for the fiscal years ended December 31, 2020 and 2019. A representative of PwC will be present at the Annual Meeting, will be given the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

Proxies solicited by management for which no specific direction is included will be voted “FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Fees Billed by Independent Registered Public Accounting Firm

The following is a summary of the fees billed by PwC for the fiscal years ended December 31, 2020 and December 31, 2019: Amounts are presented in USD.

Fee Category	Fiscal 2020 PwC Fees(1)		Fiscal 2019 PwC Fees(1)
Audit Fees	$145,692	(2)	$137,350	(2)
Audit-Related Fees	$136,439		$103,248
Tax Fees	$15,142	(3)	$6,455	(3)
All Other Fees

Total Fees	$297,273		$247,053

(1)

Accountant fees and services charged by PwC are paid in Canadian dollars and shown in USD. For fiscal 2020, the fees were CDN$398,792 and was converted at an average exchange rate of US$1.00=CDN$1.3415. For fiscal 2019, the fees were CDN$327,815 and was converted at an average exchange rate of US$1.00=CDN$1.3269.

(2)

Audit Fees for fiscal 2020 and fiscal 2019 are fees billed and to be billed for the audit of our consolidated financial statements, review of the consolidated financial statements included in our quarterly reports, and for services in connection with regulatory filings and engagements.

(3)	Tax fees billed by PwC relate to tax consulting services provided by PwC to Achieve Life Sciences, Inc. in fiscal 2019 and 2020.

Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports on Form 10-Q that are filed with the SEC.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, including accounting consultations and fees related to registration of securities.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. For audit services, our independent registered public accounting firm typically provides audit service detail in advance of the second quarter meeting of the Audit Committee, which outlines the scope of the audit and related audit fees. If agreed to by the Audit Committee, an engagement letter is formally accepted by the Audit Committee.

For non-audit services, our senior management will submit from time to time to the Audit Committee for approval non-audit services that it recommends the Audit Committee engage our independent registered public accounting firm to provide for the fiscal year. Our senior management and our independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget, estimating non-audit service spending for the fiscal year, will be provided to the Audit Committee along with the request. The Audit Committee must approve both permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by our independent registered public accounting firm pursuant to this pre-approval process.

For the 2019 and 2020 fiscal years, the Audit Committee approved all of the services provided by PwC described above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021.

EXECUTIVE OFFICERS

The following table provides information regarding our current executive officers as of March 15, 2021.

Name	Age	Position With the Company
John Bencich	43	Chief Executive Officer
Richard Stewart	62	Executive Chairman
Cindy Jacobs	63	President and Chief Medical Officer
Anthony Clarke	65	Chief Scientific Officer
Jerry Wan	39	Principal Accounting Officer

Following are the biographies of the foregoing persons, except the biographies of Mr. Bencich, Mr. Stewart and Dr. Jacobs, which are located above under the heading “Board of Directors—General.”

Anthony Clarke has served as our Chief Scientific Officer since August 2017. Previously, Dr. Clarke served as our President and director from August 2017 to September 2020. Prior to the Merger, Dr. Clarke served as Achieve Life Science, Inc.’s Chief Scientific Officer and as a member of Achieve Life Science, Inc.’s Board of Directors since 2015. Dr. Clarke is a founder and director of Ricanto Limited since 2009. From 2016 to the present, Dr. Clarke has been Chief Scientific Officer of Renown Pharma Limited. Dr. Clarke was Chief Scientific Officer of Huxley Pharmaceuticals, Inc. during 2009, prior to Huxley Pharmaceuticals, Inc.’s acquisition by BioMarin Pharmaceutical Inc. Prior to Achieve, Dr. Clarke served as Chief Scientific Officer of Brabant Pharma Limited from 2013 to 2014 prior its acquisition by Zogenix Inc. Dr. Clarke served as Company Secretary of Alexza UK Ltd. and as Vice President International Development Operations of Alexza Pharmaceuticals Inc., a pharmaceutical development company, holding both positions from 2008 to 2009. Dr. Clarke served as the Vice President, Clinical Research and Regulatory Affairs at Amarin Corporation from 2005 to 2008. In addition, Dr. Clarke was Senior Director, Clinical and Regulatory Affairs, of Cephalon Europe and as Senior Director, Worldwide Pain Management, of Cephalon, Inc. from 2000 to 2004. Dr. Clarke held a number of management roles in other pharmaceutical companies prior to 2000 as well as academic posts and honorary academic posts. Dr. Clarke holds a Bachelor’s degree in Pharmacology from the University of Sunderland and a Ph.D. in psychopharmacology from the University of London. He was a Fellow of the Royal Statistical Society (UK) and is a current Fellow of the Royal Society of Medicine (UK).

Jerry Wan has served as our Principal Accounting Officer since September 2020 and served as our Senior Director, Accounting Operations since June 2018. He previously served as our Director, Accounting Operations from August 2017 to June 2018 and as the Director, Accounting Operations of OncoGenex Pharmaceuticals, Inc. (“OncoGenex”) from July 2014 to August 2017. From July 2012 to July 2014, Mr. Wan served as OncoGenex’s Senior Manager, Finance and Accounting and, from October 2011 to July 2012, as its Manager, Financial Reporting and Analysis. Prior to joining OncoGenex, Mr. Wan served as Manager, Management Reporting at Gateway Casinos and Entertainment Limited from 2010 to 2011. From 2006 to 2010, Mr. Wan was an employee of PricewaterhouseCoopers LLP, an international professional services firm, where he last served as Manager, Audit and Assurance Group. Mr. Wan received his Bachelor of Commerce in Accounting from The University of British Columbia and a Chartered Accountant Designation from the Canadian Institute of Chartered Accountants.

EXECUTIVE COMPENSATION

During the 2020 fiscal year, our Named Executive Officers and their respective positions were as follows: John Bencich, Chief Executive Officer and former Chief Financial Officer and Chief Operating Officer; Richard Stewart, Executive Chairman and former Chief Executive Officer; and Cindy Jacobs, Ph.D., M.D., President and Chief Medical Officer.

Mr. Bencich, Dr. Jacobs and Mr. Stewart are referred to as our Named Executive Officers for purposes of this Proxy Statement.

SEC rules require that this discussion regarding 2020 executive officer compensation cover executive officers that served during 2020. We note that Mr. Stewart resigned from his position as Chief Executive Officer on September 28, 2020.

Summary Compensation Table

The following table sets forth information regarding the compensation of our Named Executive Officers for each of the fiscal years ended December 31, 2020, 2019 and 2018. The components of the compensation reported in the Summary Compensation Table are described below.

Name and Principal Position	Year	Salary ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Total ($)
John Bencich,	2020	420,914	(3)	263,208	199,610	883,732
Chief Executive Officer and Former Chief Financial Officer and Chief Operating Officer	2019	405,300		43,657	121,590	570,547
	2018	375,500		155,404	163,810	694,714

Richard Stewart,	2020	473,846	(4)	333,029	225,630	1,032,505
Executive Chairman and Former Chief Executive Officer	2019	500,000		109,144	187,500	796,644
	2018	500,000		317,625	272,640	1,090,265

Cindy Jacobs,	2020	420,231	(5)	194,091	159,580	773,902
President and Chief Medical Officer	2019	413,230		43,657	123,970	580,857
	2018	413,230		118,707	180,270	712,207

(1)

The dollar amounts in this column reflect the aggregate grant date fair value of equity awards granted during the fiscal year in accordance with FASB Accounting Standards Codification Topic 718 for stock-based compensation. These amounts do not correspond to the actual cash value that will be recognized by each of the Named Executive Officers when received. For a discussion of the assumptions and methodologies used to value the awards reported in this column, see note 10 to our audited consolidated financial statements, which are included in our 2020 Annual Report on Form 10-K.

(2)	The dollar amounts in this column reflect the aggregate non-equity incentive plan compensation earned by each Named Executive Officer in 2020. For more information, see “—2020 Bonuses” below.
(3)	Mr. Bencich was appointed as Chief Executive Officer and resigned as Chief Financial Officer and Chief Operating Officer as of September 28, 2020.
(4)	Mr. Stewart resigned as our Chief Executive Officer and appointed Executive Chairman of the Board as of September 28, 2020.
(5)	Dr. Jacobs was appointed President as of September 28, 2020.

2020 Equity Awards

Equity awards are granted to executive officers at the discretion of the Compensation Committee. In January 2020, the Compensation Committee granted 10,000 options to purchase common stock to each of John Bencich and Cindy Jacobs and 22,500 to Richard Stewart. The stock options have an exercise price of $11.20 and vest as to 25% on January 28, 2021 and thereafter vest in equal monthly installments over 36 months. In November 2020, the Compensation Committee also granted 12,000 options to purchase common stock to Cindy Jacobs, 15,000 to Richard Stewart and 20,000 to John Bencich. The stock options have an exercise price of $10.36 and vest as to 50% of the total options on the achievement of the positive Phase 3 ORCA-2 data results and thereafter 50% vest on the first anniversary of the achievement.

2020 Bonuses

Annual bonuses for our executive officers are based on the achievement of corporate performance objectives, which in 2020 included the achievement of clinical development and financial milestones. In January 2021, our compensation committee determined that approximately 95% of our 2020 corporate performance objectives were achieved and determined that 95% of each executive officer’s target bonus should be awarded based on the initiation of the Phase 3 ORCA-2 clinical trial, submission of chronic toxicology studies, and completion of financings to ensure sufficient working capital into 2022.

With respect to the payment of these bonuses, John Bencich’s target bonus was equal to 50% of his annual base salary of $465,000 and he was awarded $199,610, Richard Stewart’s target bonus was equal to 50% of his annual base salary of $400,000 and he was awarded $225,630, and Cindy Jacob’s target bonus was equal to 40% of her annual base salary of $440,000 and she was awarded $159,580. The bonus amounts received were calculated on a pro-rata basis based on earnings during the year as the annual base salary for each was increased in October 2020.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding the outstanding equity awards held by the Named Executive Officers as of December 31, 2020.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units or Other Rights that Have Not Vested(#)		Market Value of Shares or Units or Other Rights that Have Not Vested ($)

Richard Stewart,	1,574	1,026	67.40	07/26/28	(1)	—		—
Executive Chairman and Former Chief Executive Officer	2,845	2,205	51.20	09/20/28	(2)	—		—
	1,800	1,950	28.40	01/29/29	(3)	—		—
	1,016	234	28.40	01/29/29	(4)	—		—
	—	22,500	11.20	01/28/30	(5)	—		—
	—	15,000	10.36	11/16/30	(6)	—		—

Cindy Jacobs,	6	—	28,600.00	05/08/22	(7)	—		—
Executive Vice President and Chief Medical Officer	9	—	26,290.00	03/12/23	(8)	—		—
	11	—	25,938.00	03/14/24	(9)	—		—
	17	—	4,092.00	05/19/25	(10)	—		—
	1,146	224	578.00	08/01/27	(11)	—		—
	609	391	67.40	07/26/28	(1)	—		—
	1,052	798	51.20	09/20/28	(2)	—		—
	725	775	28.40	01/29/29	(3)	—		—
	410	90	28.40	01/29/29	(4)	—		—
	—	10,000	11.20	01/28/30	(5)	—		—
	—	12,000	10.36	11/16/30	(6)	—		—
	—	—	—	—		68	(12)	550.80

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units or Other Rights that Have Not Vested(#)		Market Value of Shares or Units or Other Rights that Have Not Vested ($)

John Becich,	18	—	6,974.00	08/12/24	(13)	—		—
Executive Vice President, Chief Financial Officer and Chief Operating Officer	11	—	4,092.00	05/19/25	(10)	—		—
	1,146	224	578.00	08/01/27	(11)	—		—
	756	494	67.40	7/26/28	(1)	—		—
	1,408	1,092	51.20	09/20/28	(2)	—		—
	725	775	28.40	01/29/29	(3)	—		—
	410	90	28.40	01/29/29	(4)	—		—
	—	10,000	11.20	01/28/30	(5)	—		—
	—	20,000	10.36	11/16/30	(6)	—		—
	—	—	—	—		68	(12)	550.80

(1)	These stock options were granted under the 2017 Equity Incentive Plan and vest monthly over a 48-month period beginning July 26, 2018.
(2)	These stock options were granted under the 2018 Equity Incentive Plan and vest monthly over a 48-month period beginning September 20, 2018.
(3)	These stock options were granted under the 2018 Equity Incentive Plan and vest as to 25% on January 29, 2020 and then monthly over a 36-month period.
(4)

These stock options were granted under the 2018 Equity Incentive Plan and vested as to 25% on June 12, 2019 on the achievement of the positive Phase 2 ACH-CYT-09 data results and thereafter vest in monthly installments over 24 months.

(5)	These stock options were granted under the 2018 Equity Incentive Plan and vest as to 25% on January 28, 2021 and then monthly over a 36-month period.
(6)

These stock options were granted under the 2018 Equity Incentive Plan and vest as to 50% on the achievement of the positive Phase 3 ORCA-2 data results and thereafter 50% on the first anniversary of the achievement.

(7)	These stock options were granted under the 2010 Performance Incentive Plan and were fully vested on December 31, 2016.
(8)	These stock options were granted under the 2010 Performance Incentive Plan and were fully vested on December 31, 2017.
(9)	These stock options were granted under the 2010 Performance Incentive Plan and were fully vested on January 1, 2018.
(10)	These stock options were granted under the 2010 Performance Incentive Plan and were fully vested on January 1, 2019.
(11)	These stock options were granted under the 2017 Equity Incentive Plan and vested as to 25% on August 1, 2018 and then monthly over a 36-month period.
(12)	These RSUs were granted under the 2010 Performance Incentive Plan and vest annually over four years beginning August 1, 2017.
(13)	These stock options were granted under the 2010 Performance Incentive Plan and were fully vested on August 12, 2018.

Potential Payments Upon Termination/Change of Control

Change of Control Under Our Equity Compensation Plans

The following discussion sets forth the change of control provisions provided for in our various equity compensation plans.

2010 Performance Incentive Plan

Under the 2010 Plan, the administrator has the discretion to provide in each award agreement the terms and conditions with respect to a change of control that relate to the vesting of an award and the assumption of an award or issuance of comparable securities under an incentive program. If the terms of an option agreement provide for accelerated vesting in the event of a change of control, or to the extent that an option is vested and not yet exercised, the administrator may provide for the purchase or exchange of each option for an amount of cash or other property. Outstanding options shall terminate and cease to be exercisable upon a change of control except to the extent that the options are assumed by the successor entity (or parent of the successor entity) pursuant to the terms of the change of control transaction. As used in the 2010 Plan, the term “change of control” means the occurrence of any of the following:

•	acquisitions of our securities possessing more than 50% of the total combined voting power of all of our outstanding securities;

•

a merger or consolidation with any other entity, whether or not we are the surviving entity in such transaction, except for a transaction in which the holders of our outstanding voting securities immediately prior to such merger or consolidation hold, as a result of holding our securities prior to such transaction, in the aggregate, securities possessing more than 50% of the total combined voting power of all of our outstanding voting securities or the voting securities of the surviving entity, or the parent of the surviving entity, immediately after such merger or consolidation;

•	the sale, transfer or other disposition, in one transaction or a series of related transactions, of all or substantially all of our assets; or

•	the approval by the stockholders of a plan or proposal for our liquidation or dissolution.

2017 Equity Incentive Plan

Under the 2017 Equity Incentive Plan, or the 2017 Plan, unless otherwise determined by the compensation committee, all outstanding awards will be subject to the agreement governing such merger, asset sale or other change of control transaction. Such agreement need not treat all such awards in an identical manner, and it will provide for one or more of the following with respect to each award: the continuation of the award, the assumption of the award, the substitution of the award, the full or partial acceleration of the award, the settlement of the award in cash, equivalents or securities of the successor entity (or its parent, if any) or the cancellation of the award in exchange for no consideration. In the event the successor corporation refuses to either assume, convert, replace or substitute awards, then the compensation committee will notify the award holder in writing or electronically that such award will be exercisable for a period of time determined by the compensation committee (in its sole discretion) and that the award will terminate upon expiration of such period.

In addition, in the event of a Corporate Transaction, the vesting of all awards granted to our non-employee directors shall accelerate and such awards shall become exercisable (as applicable) in full as of the time of consummation of such change in control transaction. As used in the 2017 Plan, the term “corporate transaction” means the occurrence of any of the following:

•

any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of our securities representing more than 50% of the total voting power represented by our then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than 50% of the total voting power of our securities will not be considered a Corporate Transaction;

•	the consummation of the sale or disposition by us of all or substantially all of our assets;

•

the consummation of a merger or consolidation of our Company with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by our voting securities or such surviving entity or our parent outstanding immediately after such merger or consolidation;

•

any other transaction which qualifies as a “corporate transaction” under Section 424(a) of Internal Revenue Code of 1986, as amended, or the Code, wherein our stockholders give up all of their equity interest in us (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of our capital stock); or

•

a change in the effective control of our Company that occurs on the date that a majority of members of the Board of Directors is replaced during any 12 month period by members of the Board of Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election.

2018 Equity Incentive Plan

In the event of a Corporate Transaction, unless otherwise determined by the compensation committee, all outstanding awards will be subject to the agreement governing such merger, asset sale or other change of control transaction. Such agreement need not treat all such awards in an identical manner, and it will provide for one or more of the following with respect to each award: the continuation of the award, the assumption of the award, the substitution of the award, the full or partial acceleration of the award, the settlement of the award in cash, equivalents or securities of the successor entity (or its parent, if any) or the cancellation of the award in exchange for no consideration. In the event the successor corporation refuses to either assume, convert, replace or substitute awards, then the compensation committee will notify the award holder in writing or electronically that such award will be exercisable for a period of time determined by the compensation committee (in its sole discretion) and that the award will terminate upon expiration of such period.

In addition, in the event of a Corporate Transaction, the vesting of all awards granted to our non-employee directors shall accelerate and such awards shall become exercisable (as applicable) in full as of the time of consummation of such change in control transaction. “Corporate Transaction” means the occurrence of any of the following events:

•

any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of our securities representing more than 50% of the total voting power represented by our then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than 50% of the total voting power of our securities will not be considered a Corporate Transaction;

•	the consummation of the sale or disposition by us of all or substantially all of our assets;

•

the consummation of a merger or consolidation of our Company with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by our voting securities or such surviving entity or our parent outstanding immediately after such merger or consolidation;

•

any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein our stockholders give up all of their equity interest in us (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of our capital stock); or

•

a change in the effective control of our Company that occurs on the date that a majority of members of the Board of Directors is replaced during any 12 month period by members of the Board of Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election.

Termination and Change of Control Provisions Under Employment Agreements

As of December 31, 2020, we had employment agreements in place with each of our Named Executive Officers that provided for compensation upon the termination of their employment under certain circumstances, as described below.

Stewart Agreement

Our agreement with Richard Stewart, referred to as the Stewart Agreement, provides Mr. Stewart with termination benefits in the event of an involuntary termination, provided that, in the case of termination for good reason, Mr. Stewart has provided us within 60 days of becoming aware of conditions giving rise to a good reason written notice and an opportunity to cure such breach within 30 days of being served the notice.

The Stewart Agreement provides that if an Involuntary Termination occurs, we will be obligated to pay Mr. Stewart a lump sum payment equal to 18 months of his then-current base salary and continue paying his monthly health insurance premiums for a discretionary period to be decided by us. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, if there is an Involuntary Termination, then the time-based vesting restrictions, if any, will immediately lapse on an additional number of shares under all of Mr. Stewart’s outstanding compensatory equity awards, which includes outstanding stock options granted to Mr. Stewart under our equity compensation plans, that would have time-vested if Mr. Stewart had continued in employment for 18 months following his Involuntary Termination.

The Stewart Agreement provides for additional termination benefits for any reason other than cause (as defined in the employment agreement) or if he voluntarily resigns for good reason (as defined in the employment agreement) within 12 months after a change of control of the Company. Upon such a Change in Control Termination, we will be obligated to pay Mr. Stewart a sum equal to his average monthly salary over the immediately preceding 24 months multiplied by 24, plus a sum equal to 100% of his target annual bonus for the year during which the termination occurs. In addition, we will be obligated to continue payment of his health insurance premiums for a discretionary period to be decided by us, subject to certain limitations. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, upon a Change in Control Termination, all vesting restrictions, if any, including awards that would otherwise vest only upon satisfaction of performance criteria, will immediately lapse on all of Mr. Stewart’s compensatory equity effective as of his separation from service.

All termination benefits in the event of an involuntary termination or change in control termination are subject to Mr. Stewart’s execution, delivery and non-revocation of a general release of all litigation and other claims against us and our affiliates.

Jacobs Agreement

Our agreement with Cindy Jacobs, referred to as the Jacobs Agreement, provides Dr. Jacobs with termination benefits in the event of an Involuntary Termination, provided that, in the case of termination for good reason, Dr. Jacobs has provided us with 30 days’ advance written notice and an opportunity to cure such breach during such 30-day period.

The Jacobs Agreement provides that if an Involuntary Termination occurs, we will be obligated to pay Dr. Jacobs a lump sum payment equal to 12 months of her then-current base salary. In addition, if Dr. Jacobs elects to continue her and her dependents’ health insurance coverage under COBRA, we must pay up to 12 months of Dr. Jacobs’ monthly premium under COBRA, provided that our obligation to pay the monthly premium will cease when Dr. Jacobs becomes eligible to receive substantially equivalent health coverage in connection with new employment. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, if there is an Involuntary Termination, then the time-based vesting restrictions, if any, will immediately lapse on an additional number of shares under all of Dr. Jacobs’ outstanding compensatory equity awards, which includes outstanding stock options granted to Dr. Jacobs under our equity compensation plans, that would have time-vested if Dr. Jacobs had continued in employment for 12 months following her Involuntary Termination.

The Jacobs Agreement provides for additional termination benefits if an Involuntary Termination occurs during the period beginning three months before and ending 12 months after a change in control or if such Involuntary Termination is required by the merger agreement, purchase agreement or other instrument relating to such change in control, or such Involuntary Termination is made at the express request of the other party or parties to the transaction constituting such change in control, each of which events is referred to as a Change in Control Termination. Upon such a Change in Control Termination, we will be obligated to pay Dr. Jacobs 15 months of her then-current base salary, plus a sum equal to 12 months of her average monthly bonus earnings, where such average is calculated over the 24-month period immediately preceding Dr. Jacobs’ separation from services and based on Dr. Jacobs’ bonuses paid in such 24-month period. In addition, our payment of monthly COBRA premiums as described above will be for up to 15 months instead of up to 12 months. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, upon a Change in Control Termination, all vesting restrictions, if any, will immediately lapse on all of Dr. Jacobs’ compensatory equity effective as of her separation from service.

All termination benefits in the event of an Involuntary Termination or Change in Control Termination are subject to Dr. Jacobs’ execution, delivery and non-revocation of a general release of all litigation and other claims against us and our affiliates.

Bencich Agreement

Our agreement with John Bencich, referred to as the Bencich Agreement, provides Mr. Bencich with termination benefits in the event of an Involuntary Termination, provided that, in the case of termination for good reason, Mr. Bencich has provided us with 30 days’ advance written notice and an opportunity to cure such breach during such 30-day period. We may terminate the Agreement with or without cause by giving Mr. Bencich 30 days’ advance written notice, or a cash payment equivalent to 30 calendar days of his then-current base salary in lieu of providing such notice.

The Bencich Agreement provides that if an Involuntary Termination occurs, we will be obligated to pay Mr. Bencich a lump sum payment equal to 18 months of his then-current base salary. In addition, if Mr. Bencich elects to continue his and his dependents’ health insurance coverage under COBRA, we must pay in a lump sum payment the number of months of Mr. Bencich’s monthly premium under COBRA, that is equal to the 18 months. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, if there is an Involuntary Termination, then the time-based vesting restrictions, if any, will immediately lapse on an additional number of shares under all of Mr. Bencich’s outstanding compensatory equity awards, which includes outstanding stock options granted to Mr. Bencich under our equity compensation plans, that would have time-vested if Mr. Bencich had continued in employment for 18 months following his Involuntary Termination.

The Bencich Agreement provides for additional termination benefits if an Involuntary Termination occurs during the period beginning three months before and ending 12 months after a change in control or if such Involuntary Termination is required by the merger agreement, purchase agreement or other instrument relating to such change in control, or such Involuntary Termination is made at the express request of the other party or parties to the transaction constituting such change in control, each of which events is referred to as a Change in Control Termination. Upon such a Change in Control Termination, we will be obligated to pay Mr. Bencich 24 months of his then-current base salary, plus a sum equal to 24 months of his average monthly bonus earnings, where such average is calculated over the 24-month period immediately preceding Mr. Bencich’s separation from services and based on Mr. Bencich’s bonuses paid in such 24-month period. In addition, our payment of monthly COBRA premiums as described above will be for up to 24 months instead of up to 18 months. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, upon a Change in Control Termination, all vesting restrictions, if any, will immediately lapse on all of Mr. Bencich’s compensatory equity effective as of his separation from service.

All termination benefits in the event of an Involuntary Termination or Change in Control Termination are subject to Mr. Bencich’s execution, delivery and non-revocation of a general release of all litigation and other claims against us and our affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock by the following persons as of March 15, 2021, except as otherwise noted in the footnotes to the table:

•	each person, entity or group who we know to beneficially own five percent or more of our voting securities;

•	each of our directors and director nominees;

•	each of our Named Executive Officers identified in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

The address of each beneficial owner listed in the table is c/o Achieve Life Sciences, Inc., 1040 West Georgia Street, Suite 1030, Vancouver, British Columbia, Canada V6E 4H1. The percentages in the table below are based on 6,149,917 shares of our common stock outstanding as of March 15, 2021. Except as indicated in the footnotes to the table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The information provided in the table is based on our records and information filed with the SEC, unless otherwise noted.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)	Percent of Class(%)(a)
5% or Greater Stockholders:
Catalysis Partners, LLC(1)	307,000	5

Named Executive Officers and Directors:
John Bencich(2)	8,394	*
Richard Stewart(3)	27,278	1
Cindy Jacobs(4)	7,864	*
Anthony Clarke(5)	11,789	*
Jerry Wan(6)	1,568	*
Scott Cormack(7)	2,317	*
Martin Mattingly(8)	2,127	*
Stewart Parker(9)	2,128	*
Donald Joseph(10)	2,132	*
Jay Moyes(11)	2,132	*
Bridget Martell(12)	157	*
All current officers and directors as a group (10 persons)(13)	67,886	1.1

*	Less than 1%
(a)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days of March 16, 2020, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

(1)

Based solely on a Schedule 13G filed by Catalysis Partners, LLC (“CPL”) Francis Capital management, LLC, (“FCM”), and John Francis (“Francis”) on January 7, 2021, representing beneficial ownership of 307,000 shares of common stock as of December 24, 2020. FCM serves as the general partner and investment to CPL and as such may be deemed to have voting and dispositive power. Francis as managing member of FCM may be deemed to have voting and dispositive power and has sole power to vote and dispose of 22,150 shares of common stock. The address for CPL is 610 Main Street, Venice, CA 90291.

(2)	Represents 141 shares owned directly and 8,253 options exercisable within 60 days of March 15, 2021.

(3)

Represents 10,626 shares owned directly, 15,411 options exercisable within 60 days of March 15, 2021, and 359 shares owned indirectly through his partner, and 882 shares owned indirectly through Ricanto Limited as principal owner.

(4)	Represents 176 shares owned directly and 7,688 options exercisable within 60 days of March 15, 2021.
(5)

Represents 2,752 shares owned directly, 6,359 options exercisable within 60 days of March 15, 2021, 1,796 shares owned indirectly through his spouse, and 882 shares owned indirectly through Ricanto Limited as principal owner.

(6)	Represents 89 shares owned directly and 1,479 options exercisable within 60 days of March 15, 2021.
(7)	Represents 74 shares owned directly, 2,195 options, 48 shares owned indirectly through his spouse and exercisable within 60 days of March 15, 2021.
(8)	Represents 4 shares owned directly and 2,123 options exercisable within 60 days of March 15, 2021.
(9)	Represents 5 shares owned directly and 2,123 options exercisable within 60 days of March 15, 2021.
(10)	Represents 2,132 options exercisable within 60 days of March 15, 2021.
(11)	Represents 2,132 options exercisable within 60 days of March 15, 2021.
(12)	Represent 157 options exercisable within 60 days of March 15, 2021
(13)	Represents for the current officers and directors as a group, 16,952 shares owned directly or indirectly as indicated above, and 50,052 options exercisable within 60 days of March 15, 2021.

OTHER MATTERS

Delivery of Documents to Stockholders Sharing an Address

We have adopted a process for delivering documents to stockholders that has been approved by the SEC called “householding.” Under this process, stockholders of record who have the same address and last name will receive only one copy of our Annual Report and this Proxy Statement, unless we or one of our mailing agents has received contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the Annual Report and this Proxy Statement at the same address, additional copies will be provided to you promptly upon either written or oral request. If you are a stockholder of record, you may contact us by writing to Achieve Life Sciences, Inc., Attention: Secretary, 1040 West Georgia Street, Suite 1030, Vancouver, British Columbia, Canada V6E 4H1 or calling (604) 210-2217. Eligible stockholders of record receiving multiple copies of our Annual Report and this Proxy Statement who wish to only receive one copy in the future, can request householding by contacting us in the same manner.

If you are a beneficial owner holding shares through your broker, bank or other nominee, you may request additional copies of the Annual Report or this Proxy Statement, or you may request householding, by notifying your broker, bank or other nominee.

Stockholder Proposals to Be Presented at 2022 Annual Meeting

Our bylaws provide that, for stockholder nominations to the Board of Director or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Secretary at 1040 West Georgia Street, Suite 1030, Vancouver, British Columbia, Canada V6E 4H1, Attn: Secretary.

To be timely for our 2022 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than the close of business on January 11, 2022 and not later than the close of business on February 10, 2022. A stockholder’s notice to our Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2022 Annual Meeting must be received by us not later than November 30, 2021 in order to be considered for inclusion in our proxy materials for our 2022 annual meeting of stockholders.

Transaction of Other Business

At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,

John Bencich

Chief Executive Officer

Vancouver, British Columbia, Canada

March 30, 2021

ACHIEVE LIFE SCIENCES, INC. 1040 WEST GEORGIA STREET SUITE 1030 VANCOUVER, BC V6E 4H1 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 10, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to https://www.webcaster4.com/Webcast/Page/2636/40168 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 10, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D41487-P48663 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ACHIEVE LIFE SCIENCES, INC. For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) John Bencich 05) Martin Mattingly 02) Cindy Jacobs 06) Jay Moyes 03) Donald Joseph 07) Richard Stewart 04) Bridget Martell The Board of Directors recommends you vote FOR the following proposal. For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. NOTE: In their discretion, the proxies may transact such other business as properly comes before the meeting or any adjournment thereof. NOTE: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney,trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person and state your title. PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 11, 2021: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D41488-P48663 ACHIEVE LIFE SCIENCES, INC. Annual Meeting of Stockholders May 11, 2021 This proxy is solicited by the Board of Directors The undersigned hereby nominates and appoints John Bencich and Richard Stewart, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of ACHIEVE LIFE SCIENCES, INC. which the undersigned is entitled to represent and vote at the Annual Meeting of Stockholders to be held via webcast at https://www.webcaster4.com/Webcast/Page/2636/40168, on May 11, 2021 at 12:00 p.m. local time, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting on the matters listed on the reverse side. Alternatively, you may access the live Annual Meeting by dialing 877-407-8133 (U.S. & Canada) or 201-689-8040 (International). This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (Continued and to be signed on reverse side)